Exhibit 99.1

JOINT FILING AGREEMENT AND POWER OF ATTORNEY

Agreement for Joint Filing of Schedule 13D and Grant of Power of Attorney

Dated September 8, 2026

Pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended (the “Act”), the undersigned acknowledge and agree that Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of the Schedule 13D and any amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

The undersigned hereby constitute and appoint Christopher Kelly, signing singly, the undersigned’s true and lawful attorney-in-fact to:

a.	execute for and on behalf of the undersigned Schedule 13D in accordance with Section 13(d) of the Act and the rules thereunder, with respect to the securities of Sono Group N.V.;

b.	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D, complete and execute any amendment or amendments thereto, and file any such Schedule 13D or amendment with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

c.	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power-of-Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledge that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Section 13 of the Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedule 13D with respect to the undersigned’s direct or indirect beneficial ownership of and/or transactions in securities of Sono Group N.V., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

This Power of Attorney shall not be revoked or terminated by any subsequent power of attorney. This Power of Attorney is not intended to revoke or terminate any prior powers of attorney. If it is determined by a court of competent jurisdiction that any provision of this Power of Attorney is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Power of Attorney.

(Signature pages follow)

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

/s/ Christopher Kelly
Christopher Kelly

Kelly Ventures I LP

By:	/s/ Christopher Kelly
Name:	Christopher Kelly
Title:	Managing Partner

/s/ Paul Misir
Paul Misir

Internal Market Fund, LLC

By:	/s/ Michael Spanos
Name:	Michael Spanos
Title:	Managing Partner

/s/ Reince Priebus
Reince Priebus

/s/ Chris Larsen
Chris Larsen

/s/ Demetri Argyropoulos
Demetri Argyropoulos

/s/ Demetri Daphnis
Demetri Daphnis

/s/ Jon Ricketts
Jon Ricketts